UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 24, 2004

Date of Report (Date of Earliest Event Reported)

ITRON, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2818 N. Sullivan Road, Spokane, WA 99216

(Address of Principal Executive Offices, Zip Code)

(509) 924-9900

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 13, 2004, Itron, Inc. (the “Company”) filed a Current Report on Form 8-K announcing the retirement of David G. Remington as vice president and chief financial officer of the Company effective December 31, 2004. On December 24, 2004, Mr. Remington entered into an agreement with the Company pursuant to which he will continue to provide services to the Company following his retirement (the “Agreement”). Under the terms of the Agreement, Mr. Remington will receive a lump sum payment of $275,000 in January, 2005 and will continue to be employed on a part-time basis until December 31, 2006 receiving a monthly payment of $6,731, and thereafter will be retained as a consultant for further three years at an hourly rate of $170 with a guaranteed minimum of 24 compensable work hours per month. Mr. Remington’s existing grants of stock options under the 1989 Restated Stock Option Plan and the 2000 Stock Option plan will continue to vest until December 31, 2006.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Agreement dated December 24, 2004 between Itron, Inc. and David G. Remington.

The information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified in Itron, Inc.’s Annual Report on Form 10-K and other of the Company’s filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITRON, INC.

Dated: December 28, 2004	By	/s/ LeRoy D. Nosbaum LeRoy D. Nosbaum Chairman of the Board and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement dated December 24, 2004 between Itron, Inc. and David G. Remington

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